UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Mr. Steven J. Borick resigned from the Board of Directors of Superior Industries International, Inc. (“Superior”) on April 28, 2014.

The information regarding executive officers Mr. Kerry A. Shiba and Mr. Michael J. O’Rourke contained in Item 5.02 (c), (d) and (e) below is hereby incorporated in this Item 5.02(b) by this reference.

(c), (d) and (e)

On April 30, 2014, Superior Industries International, Inc. (“Superior”) appointed Donald J. Stebbins as its President and Chief Executive Officer, effective May 5, 2014, and entered into an Executive Employment Agreement with Mr. Stebbins, also effective as of May 5, 2014 (the “Employment Agreement”). In addition, Mr. Stebbins was appointed to the Board of Directors of Superior to fill the vacancy created by the resignation of Mr. Steven Borick from the Board, effective April 28, 2014.

Mr. Stebbins, 56, was Chairman, President and Chief Executive Officer of Visteon Corporation (NYSE:VC) from December 1, 2008 through August 2012. Mr. Stebbins was a member of the Board of Directors of Visteon from December 2006 through August 2012. Prior to that, Mr. Stebbins was Visteon’s President and Chief Executive Officer from June 2008 through November 2008, and its President and Chief Operating Officer from May 2005 through May 2008. Before joining Visteon, Mr. Stebbins served as President and Chief Operating Officer of operations in Europe, Asia and Africa for Lear Corporation since August 2004, President and Chief Operating Officer of Lear’s operations in the Americas since September 2001, and prior to that as Lear’s Chief Financial Officer. Mr. Stebbins is also a director of WABCO Holdings (NYSE: WBC) and ITT Corporation (NYSE: ITT). Mr. Stebbins has a MBA from the University of Michigan and a BS in Finance from Miami University. Since leaving Visteon in 2012, Mr. Stebbins has provided consulting services for several private equity firms.

Mr. Stebbins has more than 27 years of leadership experience in global operations and finance, including over 18 years of experience in the automotive supplier industry. Mr. Stebbins was appointed to Superior’s Board of Directors based on the entirety of his experience and skills, including in particular his significant experience in the automotive industry.

There are no family relationships between Mr. Stebbins and any of the directors and executive officers of Superior, nor are there transactions in which Mr. Stebbins has an interest requiring disclosure under Item 404(a) of Regulation S-K. Except for the Employment Agreement itself, there are no arrangements or understandings between Mr. Stebbins and Superior, its officers or directors, or, to Superior’s knowledge, any other person, pursuant to which Mr. Stebbins was appointed to Superior’s Board of Directors. As an officer of Superior, Mr. Stebbins has not been appointed to any standing committee of the Board, whose charters require, among other things, that members of such committees not be officers.

The Employment Agreement is for a three year term that expires on April 30, 2017, with additional one-year automatic renewals unless either Mr. Stebbins or Superior provides advance notice of nonrenewal of the Employment Agreement. The Employment Agreement provides for an annual base salary of $900,000. Mr. Stebbins may receive annual bonuses based on attainment of performance goals, determined by Superior’s independent compensation committee, in the amount of 80% of annual base salary at threshold level performance, 100% of annual base salary at target level performance, and up to a maximum of 200% of annual base salary for performance substantially above target level.

Mr. Stebbins is receiving inducement grants of restricted stock for 50,000 shares vesting April 30, 2017, and for an additional number of shares equal to $1,602,920 divided by the per share value of Superior’s common stock on May 5, 2014, with the additional shares vesting on December 31, 2016. In addition, beginning in 2015, Mr. Stebbins will be granted restricted stock unit awards each year under Superior's 2008 Equity Incentive Plan, or any successor equity plan. Under the Employment Agreement, Mr. Stebbins is to be granted time-vested restricted stock units each year, cliff vesting at the third fiscal year end following grant, for a number of shares equal to 66.67% of his annual base salary divided by the per share value of Superior’s common stock on the date of grant. Additionally, Mr. Stebbins is to be granted performance-vested restricted stock units each year, vesting based on company performance goals established by the independent compensation committee during the three fiscal years following grant, for a maximum number of shares equal to 200% of his annual base salary divided by the per share value of Superior’s common stock on the date of grant.

In general, the equity awards vest only if Mr. Stebbins continues in employment with Superior through the vesting date or end of the performance period. A prorated portion of the inducement grants of restricted stock vest upon Mr. Stebbins’ termination of employment as a result of death or disability. Vesting of the initial 50,000 share restricted stock grant partially accelerates if Mr. Stebbins is terminated without “cause” or resigns for “good reason.” If Mr. Stebbins is terminated without “cause” or resigns for “good reason” within one year following a change in control of Superior, all of the restricted stock and time-vested restricted stock units become vested in full, and the performance-vested restricted stock units are to vest and be converted into shares based upon the level of attainment of performance goals through the change in control date.

The Employment Agreement includes a clawback of unearned incentive compensation paid based upon inaccurate financial results or erroneous information.

Superior also is providing Mr. Stebbins a monthly housing and travel of allowance during a 12 month transition period, a monthly automobile allowance and reimbursement of certain attorneys fees in connection with entering into the Employment Agreement. Mr. Stebbins is entitled to four weeks annual paid vacation and to participate in all benefit plans generally made available to executive officers of Superior.

The Employment Agreement provides Mr. Stebbins a lump sum severance payment of one year's base salary plus a prorated amount of his current year annual bonus at target level, and 12 months’ health care continuation, if he is terminated without “cause” or resigns for “good reason” other than within one year following a change in control of Superior. The severance payment is two year's base salary and two times current year annual bonus at target level, and health care continuation is 24 months, if Mr. Stebbins is terminated without “cause” or resigns for “good reason” within one year following a change in control of Superior. These severance payments and benefits, and the acceleration of equity awards described above, are conditioned upon Mr. Stebbins providing Superior a release of claims.

The Employment Agreement does not provide a gross up for taxes incurred from receiving excess parachute payments on a change in control. The benefits under the Employment Agreement are to be reduced to the extent necessary to avoid the excise tax under Section 4999 of the Internal Revenue Code if such reduction results in a higher after-tax amount to Mr. Stebbins.

Contemporaneously with Mr. Stebbins becoming the President and Chief Executive Officer of Superior, Mr. Kerry A. Shiba and Mr. Michael J. O’Rourke ended their previous offices of Co-Interim Chief Executive Officer of Superior, while remaining, respectively, Executive Vice President and Chief Financial Officer, and Executive Vice President-Sales, Marketing and Operations.

The foregoing description is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.23 and is incorporated herein by this reference. A copy of the press release issued by Superior on April 30 announcing Mr. Stebbins’ appointment and Mr. Borick’s resignation is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.23	Executive Employment Agreement Dated May 5, 2014 between Superior Industries International, Inc. and Donald J. Stebbins.
99.1	Press Release announcing the appointment of Mr. Stebbins and resignation of Mr. Borick, issued April 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 1, 2014	/s/ Kerry A. Shiba
Kerry A. Shiba
Interim Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer